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                                                                   EXHIBIT 10.1

                            ASSET TRANSFER AGREEMENT


         This AGREEMENT is dated July 2, 1996 by and between Thermo Fibertek Inc., a Delaware corporation ("Fibertek"), and Thermo Fibergen Inc., a Delaware corporation ("Fibergen").

         WHEREAS, Fibertek is the record and beneficial owner of 10,000,000 shares of common stock, $.01 par value per share, of Fibergen, and, as such, is the owner of 100% of the outstanding capital stock of Fibergen;

         WHEREAS, Fibertek desires and intends to divest itself of certain personal property and assets, tangible and intangible, used exclusively in connection with or related exclusively to its fiber recovery research and development efforts (the "Fiber Recovery Business") by contributing the Fiber Recovery Business to the capital of Fibergen in a transaction intended to meet the requirements of Section 351 of the Internal Revenue Code of 1986, as amended; and

         WHEREAS, Fibergen desires to continue the Fiber Recovery Business and to assume its liabilities;

         NOW, THEREFORE, in consideration of the premises and mutual promises and agreements set forth herein, the parties hereto hereby agree as follows:

         1. Transfer of Assets to Fibergen. Fibertek hereby assigns, transfers, conveys and delivers to Fibergen all of the assets of the Fiber Recovery Business, together with $12,500,000 in cash (the "Assets"), without further consideration.

         2. Retention of Certain Assets. Notwithstanding any provision of this Agreement to the contrary, Fibertek does not assign, transfer or convey to Fibergen any right, title or interest in or to any of the assets not directly related to the Fiber Recovery Business.

         3. Assumption of Liabilities. Fibergen hereby assumes any and all liabilities, commitments and obligations of Fibertek incurred in connection with the Fiber Recovery Business.

         4. Continuing Agreements by Fibergen and Fibertek. Fibergen and Fibertek agree that following the date hereof, they will take the following action:

         (a) Trade Secrets. Fibertek shall hold in confidence and use its best efforts to have all employees, officers, directors and personnel who continue to have a business relationship with Fibertek after the date hereof, for so long as they continue to have such a relationship, hold in confidence all knowledge or information of a secret or confidential nature with respect to the Fiber Recovery Business and not disclose, publish or make use
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of same without the consent of Fibergen, except to the extent that the same shall have become public knowledge other than by breach of this Agreement by Fibertek. Fibertek agrees that the remedy at law for any breach of this provision shall be inadequate and that Fibergen shall be entitled to injunctive relief in addition to any other remedy it might have.

         (b) Consent to Assignment. Fibertek will use its best efforts to obtain
(i) any required consent of other parties to the assignment of any material contract assigned to Fibergen hereunder, and (ii) the consent of the lessor to any assignment requested by Fibergen of any material equipment currently leased and used in connection with the Fiber Recovery Business.

         (c) Further Assurances. Each party hereby agrees that at any time, and from time to time after the date hereof, upon the reasonable request of the other party, it will perform, execute, acknowledge and deliver all such further acts, deeds, assignments, conveyances, instruments or powers of attorney as may be necessary or appropriate to carry out the provisions of this Agreement.

5. Fibertek's Representations and Warranties. Fibertek represents and warrants that:

         (a) Organization and Standing. Fibertek is a company incorporated under the laws of the State of Delaware.

         (b) Approval of Transactions. Fibertek has obtained all necessary corporate authorizations and approvals, and has taken all actions required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         (c) Title to the Assets. Fibertek is the true and lawful owner of, and has good and marketable title to, the Assets free and clear of all liens, mortgages, leases, conditional sales agreements, title retention agreements, restrictions against transfer or assignment or any other encumbrance. Upon consummation of the transfer of the Assets by Fibertek to Fibergen, Fibergen will be the lawful owner of, and have marketable title to, the Assets, free and clear of all liens, mortgages, or other encumbrances.

         (d) No Litigation. Fibertek is not engaged in, or to the knowledge of Fibertek's management, threatened with any material legal action or other proceeding relating to the Fiber Recovery Business before any court, administrative agency, governmental department or arbitrator.

         (e) Compliance with Contracts. To the best knowledge of Fibertek's management, Fibertek is in compliance in all material respects with all unwaived terms and provisions of all material contracts, commitments and engagements in connection with the Fiber Recovery Business entered into in the ordinary course of business prior to or on the date hereof; and the same are in full force and effect and constitute legal, valid and binding obligations of the respective parties thereto, enforceable in accordance with their terms


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except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights, and have not been assigned or encumbered by Fibertek. Fibertek has performed, in all material respects, obligations required to be performed by it in connection with the businesses of the Fiber Recovery Business under all such material contracts, commitments and engagements to date and is not in default in any material respect under any of said contracts, commitments and engagements.

         (f) No Conflict. Neither the execution nor delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor the fulfillment of or compliance with the terms and provisions hereof will, to the best of Fibertek's knowledge, (i) violate any current provisions of law, administrative regulation, or court decree applicable to Fibertek or the Fiber Recovery Business or (ii) conflict with or result in a breach of any of the terms, conditions or provisions of or constitute default under any agreement or instrument to which Fibertek is a party or by which it is bound.

6. Fibergen's Representations and Warranties.

                  (a) Organization and Standing. Fibergen is a company incorporated under the laws of the State of Delaware.

                  (b) Approval of Transactions. Fibergen has obtained all necessary corporate authorizations and approvals, and has taken all actions required for the executions and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         7. Transfer and Sales Tax. Notwithstanding any provisions of law to the contrary, Fibergen shall be responsible for and shall pay (a) all sales and transfer taxes, and (b) all governmental charges, if any, upon the sale or transfer of any of the Assets.

         8. Effective Date. The transfer of the Fiber Recovery Business Fibertek to Fibergen shall be deemed to be effective as of the date of Fibergen's incorporation, for all purposes, including federal income taxes and accounting.

         9. Captions. The captions and headings to the various sections, paragraphs and exhibits of this Agreement are for convenience of reference only and shall not affect or control the meaning or interpretation of any of the provisions of this Agreement.

         10. Integration. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein.

         11. Notice of Communication. Any notice or other communication shall be in writing and shall be personally delivered, or sent by overnight or second day courier or by first class mail, return receipt requested, to the party to whom such notice or other communication is to be given


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or made at such party's address set forth below, or to such other address as such party shall designate by written notice to the other party as follows:

If to Fibertek:

                  Thermo Fibertek Inc.
                  81 Wyman Street
                  Waltham, Massachusetts  02254-9046
                  Attention:  President

With a copy to:

                  Thermo Electron Corporation
                  81 Wyman Street
                  Waltham, Massachusetts  02254
                  Attention:  General Counsel

If to Fibergen:

                 Thermo Fibergen Inc.
                 8 Alfred Circle
                 Bedford, Massachusetts  01730
                 Attention:  President

With a copy to:

                 Thermo Electron Corporation
                 81 Wyman Street
                 Waltham, Massachusetts  02254
                 Attention:  General Counsel

provided that any notice of change of address, and any notice or other communication given otherwise than as specified above shall be effective only upon receipt; and further that any presumption of receipt by the addressee shall be inoperable during the period of any interruption in Postal Service.

         12. Survival of Representations and Warranties. All representations and warranties made by Fibertek or Fibergen in this Agreement shall survive the execution and delivery of this Agreement.

         13. Governing Law; Assignment. This Agreement is to be construed, interpreted, applied and governed in all respects in accordance with the laws of the Commonwealth of Massachusetts, is binding upon and inures to the benefit of the parties hereto and their respect successors and assigns and may be canceled, modified or amended only by a written instrument


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executed by Fibertek and Fibergen. No party hereto may assign its rights hereunder without prior written consent of the other party.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


                              THERMO FIBERTEK INC.


                              By:  /s/ Yiannis A. Monovoukas

                              Title: President and Chief Executive Officer



                              THERMO FIBERGEN INC.


                              By: /s/ William A. Rainville

                              Title: President and Chief Executive Officer



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